SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

THE OILGEAR COMPANY
(Name of Registrant as Specified In Its Charter)

Filed by Registrant
(Name of Person(s) Filing Proxy Statement,
if Other than Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Oilgear
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
on May 9, 2006
      The Annual Meeting of Shareholders of THE OILGEAR COMPANY (the “Company”) will be held at the offices of the Company at 2300 South 51st Street, Milwaukee, Wisconsin 53219, on Tuesday May 9, 2006, at 2:00 P.M. (Milwaukee Time), for the following purposes:

(1) To elect three directors, for terms expiring in the year 2009;

(2) To adopt The Oilgear Company 2006 Equity Incentive Plan; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.
      The Board of Directors has fixed the close of business on April 3, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.
      You will greatly assist the Company in conducting its Annual Meeting if you will indicate your voting directions, sign and date the accompanying proxy and promptly return it in the enclosed postpaid envelope. Your proxy may be revoked at any time prior to its exercise and will not be used if you attend the meeting and vote in person.
      A copy of the Annual Report on Form 10-K for the year ended December 31, 2005 and a Proxy Statement accompany this Notice.

By Order of the Board of Directors,

Thomas J. Price,
Corporate Secretary
Milwaukee, Wisconsin
April 19, 2006

THE OILGEAR COMPANY 2300 South 51st Street Post Office Box 343924 Milwaukee, WI 53234-3924	Telephone: 414/327-1700 Fax: 414/327-0352

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)
Pension Plan Table
FINANCIAL PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
2006 Equity Incentive Plan
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SHAREHOLDER PROPOSALS

THE OILGEAR COMPANY
2300 South 51st Street
Milwaukee, Wisconsin 53219

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
on
May 9, 2006

SOLICITATION AND VOTING
      The proxy enclosed with this Proxy Statement is solicited on behalf of the Board of Directors of The Oilgear Company (the “Company” or “Oilgear”). All of the expenses of soliciting proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, voting trustees, banks, associations or other entities that exercise fiduciary powers for reasonable expenses incurred in forwarding copies of the proxy material and Annual Report to the beneficial owners of shares that such persons hold of record. Solicitation of proxies will be principally by mail, but may also be conducted in person, or by telephone, electronic mail, telegraph or facsimile, by officers and by regular employees of the Company. This proxy material is being mailed to shareholders commencing on or about April 19, 2006.
      Only the holders of shares of Oilgear common stock, $1.00 par value (the “Common Stock”), at the close of business on April 3, 2006, the record date, will be entitled to vote at the meeting. On the record date, the Company had 2,012,255 outstanding shares of Common Stock.
      Each shareholder of record is entitled to one vote for each share of stock standing in the holder’s name on the books of the Company on the record date with regard to the election of directors, the adoption of The Oilgear Company 2006 Equity Incentive Plan (the “2006 Incentive Plan”) and any other matter that may be properly presented at the meeting. There is no cumulative voting.
      If you are a participant in either the Oilgear Stock Retirement Plan or the Oilgear Savings Plus Plan (collectively, the “Retirement Plans”), the proxy card will also serve as a voting instruction with respect to the shares of Common Stock allocated to your Retirement Plan account. If voting instructions are not received for shares in the Retirement Plans five days prior to the meeting, those shares will be voted in the same proportion as the proportion of instructed votes for the applicable Retirement Plan. If you participate in both Retirement Plans or maintain accounts under different names (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To ensure that all shares are voted, you must sign and return every proxy card you receive.
      A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, including the adoption of the 2006 Incentive Plan, the matter will be approved if more shares are voted in favor of approval than are voted against approval.
      The Inspectors of Election appointed by the Board of Directors will count the votes and ballots. Abstentions are considered shares present and entitled to vote but are not counted as votes cast on a given matter. Under Wisconsin law, any shares not voted, whether as a result of abstention, broker non-votes or otherwise will have no impact on the outcome of the vote. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has discretion to vote the beneficial owner’s shares with respect to the election of directors but generally would not have discretion to vote with respect to the 2006 Incentive Plan or any other matter. Proxies that are properly signed and received by the Company but that include no voting direction will be voted “for” all nominees for director and “for” the 2006 Incentive Plan. Any broker or nominee “non-votes” with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. Withheld votes and broker non-votes will, however, count toward establishing a quorum if the shares are voted in person or by proxy with respect to the election of directors.
      You may vote either in person or by duly authorized proxy. You may revoke a proxy at any time prior to its exercise by providing the Secretary of the Company with oral or written notice of the revocation or by attending and voting at the meeting. All shares represented by properly executed proxies received by the Company will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. If you specify a choice by means of a ballot provided in the proxy, your shares will be voted as you instruct.
      A majority of the shares represented at the meeting, even if less than a majority of the outstanding stock, may adjourn the meeting from time to time without further notice.
ELECTION OF DIRECTORS
      The Articles of Incorporation and Bylaws provide for classification of the Board of Directors into three separate classes, each class having three directors to be elected for a term expiring at the third annual meeting of shareholders after its election. At each annual meeting of shareholders, a number of directors equal to the number constituting the class whose term expires at the meeting is elected to hold office until the third succeeding annual meeting and until their successors have been elected. Thus, one class of directors (three of the nine directors) is nominated for election at the 2006 Annual Meeting. The balance of the directors were elected by the shareholders at the 2004 and 2005 annual meetings for terms expiring in 2007 and 2008, respectively, as shown in the table below.
      The class of directors consisting of Hubert Bursch, Roger H. Schroeder and David A. Zuege is nominated for election at the 2006 Annual Meeting for a term expiring in 2009.
      Proxies received will be voted for the election of the three nominees named for the term specified, unless otherwise instructed in the proxy form. If any of the nominees should decline or be unable to act as a director, which eventuality is not foreseen, proxies may be voted with discretionary authority for substitute nominee(s) selected by the Board.
      The following table sets forth the principal occupations (for at least the last five years) and public company directorships of the three nominees for director and of the six directors whose terms of office will continue after the Annual Meeting.

Nominees For		Director
Term Expiring in 2009	Age	Since	Principal Occupation and Business Experience

HUBERT BURSCH	66	1997	Vice President — European Operations of Oilgear.
ROGER H. SCHROEDER(1)	63	1999	Self-employed financial consultant since January 1999; retired Tax Partner in the Milwaukee office of KPMG LLP (accounting firm), 1966-1998; director of Runzheimer Inc.
DAVID A. ZUEGE(2)	64	1982	President and Chief Executive Officer of Oilgear.

Continuing Directors with Term		Director
Expiring in 2008	Age	Since	Principal Occupation and Business Experience

ROBERT D. DRAKE	51	2001	Vice President — International Operations and Domestic Systems of Oilgear.
MICHAEL H. JOYCE(2)(3)(4)	65	1999	President and Chief Operating Officer, Twin Disc, Incorporated (manufacturing), since 1991; director of Twin Disc, Incorporated and Woodward Governor Company.
THOMAS L. MISIAK(3)(4)	59	1996	Retired President, The Falk Corporation, a subsidiary of United Technology Corporation (manufacturing), 1992-2000.

Continuing Directors with Term
Expiring in 2007

DALE C. BOYKE	55	1998	Vice President — Marketing and Sales of Oilgear.
MICHAEL C. SIPEK(1)(2)(4)	53	1998	President and Chief Executive Officer, Western Industries (manufacturing), since October 2002; President — Field Operations, Rexnord Corporation (manufacturing), August 2000-June 2002; President, Stearns Division of Rexnord Corporation, 1995-August 2000.
FRANK L. SCHMIT(1)(2)(3)	70	1976	Retired Chairman and Chief Executive Officer, Water Pollution Control Corp. (producer of wastewater treatment equipment), 1994 — January 1999.

(1)	Member of the Audit Committee, which held six meetings in 2005. The Audit Committee is charged with the responsibilities of: serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; reviewing and appraising the audit efforts of the Company’s independent auditors; providing an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors; reviewing the performance of the Company’s independent auditors; reviewing the Company’s procedures for internal auditing and the adequacy of the Company’s system of internal controls; reviewing and evaluating the independence of the independent auditors and approving services rendered by such auditors; considering the engagement, continuation or discharge of the independent auditors; establishing regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments; and reviewing all related party transactions for potential conflict of interest situations on an ongoing basis as required by the Nasdaq’s listing requirements and the Company’s Code of Ethical Business Conduct.

(2)	Member of Executive Committee, which held no meetings separate from meetings of the entire Board of Directors in 2005. The primary function of the Executive Committee is to have authority to act in place of the entire Board of Directors if matters require immediate action between meetings of the entire Board of Directors.

(3)	Member of the Compensation Committee, which held two meetings in 2005. The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors regarding the compensation and benefit programs of the Company and the corporate policies that pertain to those programs, to make recommendations to the Board of Directors regarding compensation of the Company’s chief executive officer and other executive officers, and to administer The Oilgear Company 1992 Stock Option Plan (the “Option Plan”).

(4)	Member of the Nominating Committee, held one meeting in 2005. The principal function of the Nominating Committee is to propose nominees for the position of director of the Company.

Composition of the Board of Directors; Meetings
      The Board of Directors currently has nine members, divided into three classes, each class serving a staggered, three-year term. The Articles of Incorporation and Bylaws of the Company provide that there shall be nine directors, divided into three classes with staggered, three-year terms, but that the number of directors may be increased or decreased from time to time and the size of a class of directors increased or decreased by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.
      The Board of Directors held seven meetings during 2005. During the period in 2005 in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. The Company’s policy is that its directors attend annual meetings of the shareholders. All Board members then in office except for Mr. Schmidt, who was excused, attended the annual meeting of Oilgear shareholders held in May 2005. The Company’s independent directors will continue to have regularly scheduled meetings at least once each year at which only independent directors are present, as required by the rules of the Nasdaq Stock Market.
Director Independence
      At least a majority of the members of the Board must qualify as independent directors under the qualitative listing standards of Nasdaq. Each year the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of such director, and who do not have any of the categorical relationships that prevent independence under the Nasdaq listing standards, are considered to be independent directors.
      In accordance with the applicable Nasdaq rules, the Board has determined that the following directors qualify as independent directors: Messrs. Joyce, Misiak, Schroeder, Sipek and Schmit, who constitute a majority of the Board of Directors. The Board concluded that none of these directors possessed the categorical relationships set forth in the Nasdaq standards that prevent independence, and that none of them have any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Nominating Committee comprise only directors who have been determined to be independent. Because of their relationships with Oilgear, Messrs. Boyke, Bursch, Drake and Zuege have not been deemed to be independent directors at this time.
Shareholder Communications with the Board
      Shareholders wishing to communicate with the Board of Directors or with a particular Board member should address communications to the Board or to a particular Board member, c/o Corporate Secretary, The Oilgear Company, 2300 South 51st Street, P.O. Box 343924, Milwaukee, Wisconsin 53234-3924. All communications addressed to the Board or to a particular Director or committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board or its members.
Shareholder Recommendation or Nomination of Director Candidates
      The principal function of the Nominating Committee is to propose nominees for the position of director. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by the candidate’s name, contact information, biographical material and qualifications, may be sent to the Nominating Committee c/o the Corporate Secretary of the Company at its corporate offices. From time to time, the Board may change the process through which shareholders may recommend candidates to the Nominating Committee. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

CORPORATE GOVERNANCE
      The Company is committed to conducting its business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the Securities and Exchange Commission and of The Nasdaq Stock Market on which its common stock is traded. In addition to Nasdaq rules and applicable governmental laws and regulations, the framework for the Company’s corporate governance is provided by: (a) the Company’s Articles of Incorporation and Bylaws; (b) the charters of its Board committees; and (c) the Company’s Code of Ethical Business Conduct.
      The charters of our Audit Committee and Nominating Committee are attached to this proxy statement as Appendix A and Appendix B, respectively. The charter of our Compensation Committee is available in print to any shareholder upon request.
      The Company’s Code of Ethical Business Conduct (our “Code”) summarizes the ethical standards and expectations we have for all of our employees, officers and directors. It contains procedures for reporting suspected violations of the Code, including procedures for the reporting of complaints and concerns regarding accounting or auditing matters. The Code includes a special section applicable to directors and executive officers which sets forth ethical standards applicable to accounting, financial reporting and public disclosures generally regarding the Company and its business. Any waiver of the Code requires approval of the disinterested members of the Board of Directors. A copy of our Code is available to any shareholder upon request. If we make any substantive amendment to the Code, we will disclose the nature of the amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer or director, we will disclose the nature of the waiver in a current report on Form 8-K.
AUDIT COMMITTEE
      The Board of Directors adopted and approved a formal written charter for the Audit Committee in 2000 and amended that charter during 2003. A copy of the current charter of the Audit Committee is attached as Appendix A to this Proxy Statement. The Board of Directors has determined that each of the members of the Audit Committee (Messrs. Schmit, Schroeder and Sipek) is “independent,” as defined in the current listing standards of The Nasdaq Stock Market and the Securities and Exchange Commission rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company and they have not participated in the preparation of the financial statements of Oilgear or any of its current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of The Nasdaq Stock Market and that Mr. Schroeder qualifies as an “audit committee financial expert” within the meaning of applicable rules of the Securities and Exchange Commission.
Audit Committee Report
      The Audit Committee oversees and monitors the participation of the Company’s management and independent auditors throughout the financial reporting process.
      In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):

•	reviewed and discussed the audited financial statements for the year ended December 31, 2005 with the Company’s management;

•	discussed with KPMG LLP, the Company’s independent auditors for 2005 and prior years, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and

•	received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.
      Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2005.

Audit Committee

Frank L. Schmit
Roger H. Schroeder
Michael C. Sipek
Pre-Approval Policy
      Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the following provision is included in the Audit Committee’s charter: “To fulfill its responsibilities and duties the Audit Committee shall ... approve in advance all audit services and non-audit services provided by the Company’s independent accounting firm, subject to any de minimus exceptions authorized by the rules of the Nasdaq and SEC.” No fees were paid to the independent auditor pursuant to the “de minimus” exception to the foregoing pre-approval policy.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2004 and 2005, and fees billed for other services rendered to the Company by KPMG LLP.

	2004	2005

Audit Fees(a)	$484,800	$353,700
Audit-Related Fees(b)	65,000	56,000
Tax Fees(c)	30,600	30,000
All Other Fees	0	0

Total	$580,400	$439,700

(a)	Audit fees consisted of fees for professional services performed by KPMG for the audit of the Company’s financial statements and review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory or regulatory filings or engagements, including with respect to services in connection with the Company’s restatement of previously reported audited financial statements.

(b)	Audit-related fees consisted principally of the audit of certain employee benefit plans, audits of foreign subsidiaries as required by local statutes and assistance with documents filed with the Securities and Exchange Commission, including with respect to restatements of previously reported financial information.

(c)	Tax fees consisted of fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning.
      The Audit Committee considered the compatibility of the provision of the foregoing permitted non-audit services by KPMG LLP with the maintenance of KPMG LLP’s independence and concluded that such services were at all times compatible with maintaining that firm’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
      The following table sets forth information, as of March 31, 2006 (or other date as indicated), with respect to any person known to the Company to be the “beneficial owner” (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of the Common Stock:

	Number of Shares		Percent
	and Nature of		of
Name and Address	Beneficial Ownership		Class

Oilgear Stock Retirement Plan	264,039	(1)	13.1%
Oilgear Savings Plus Plan	302,958	(1)	15.1%
Oilgear Salaried Retirement Plan	244,564	(1)	12.2%
Tontine Capital Partners, L.P.	191,680	(2)	9.5%
31 West 52nd Street
New York, NY 10019
David A. Zuege	431,939	(3)	21.5%
2300 South 51st Street
Milwaukee, WI 53219
Thomas J. Price	367,515	(3)	18.3%
2300 South 51st Street
Milwaukee, WI 53219

(1)	Held of record by the Trustee, Marshall & Ilsley Trust Company N.A., for the Oilgear Stock Retirement Plan, the Oilgear Savings Plus Plan and the Oilgear Salaried Retirement Plan. The Company and the Trustee disclaim beneficial ownership of the shares of Common Stock held by the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan since the power to direct the voting and disposition of those shares allocated to participants’ accounts is passed through to the participants and neither the plan administrators nor the Trustee may dispose of the allocated shares in those plans except to, or upon the instructions of, participants in accordance with the terms of such plans. Voting and investment power with respect to shares held by the Oilgear Salaried Retirement Plan is as described in note 3 below. The address of each of the plans is the Company’s address.

(2)	Based solely upon the information contained in the Schedule 13G report of Tontine Capital Partners, L.P. filed with the SEC on February 14, 2006 with respect to Common Stock owned as of December 31, 2005. According to the filing, Tontine Capital Management, LLC and Jeffrey L. Gendell share voting and dispositive power with respect to the shares owned directly by Tontine Capital Partners, L.P.

(3)	Messrs. Zuege and Price share voting power and investment power with respect to 58,650 shares of Oilgear Common Stock held by the Oilgear Ferris Foundation, Inc., a private charitable foundation funded by Oilgear. As officers of the Company, Messrs. Zuege and Price share voting power and investment power with respect to 240,033 shares held in the Oilgear Salaried Retirement Plan. These shares are included in the total for all directors and executive officers as a group and in the individual beneficial ownership amounts shown in the table because of the fiduciary relationships involved. As officers of the Company, Messrs. Zuege and Price also share dispositive power, in the event of a tender or exchange offer for the Common Stock, with respect to any shares of Common Stock held in the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan that are not allocated to the accounts of participants. There were a minimal number of unallocated shares in the plans as of March 31, 2006; these shares are not included in the table.

      The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2006, by each director and nominee for director, by each executive officer named below in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

	Number of Shares
	and Nature of	Percent
	Beneficial	of
Name	Ownership(1)(2)	Class

Dale C. Boyke	49,177	2.4%
Hubert Bursch	15,518	*
Robert D. Drake	24,923	1.2%
Michael H. Joyce	2,800	*
Thomas L. Misiak	3,725	*
Thomas J. Price(2)(3)	367,515	18.3%
Frank L. Schmit	4,925	*
Roger H. Schroeder	2,800	*
Michael C. Sipek(4)	3,200	*
David A. Zuege(2)(3)	431,939	21.5%
All directors and executive officers as a group (11 persons)(2)(3)(4)	603,308	29.9%

*	Less than 1%

(1)	The specified persons have sole voting power and sole investment power as to all of the shares indicated, except as indicated in the footnotes below and except for 435 shares as to which Mr. Price has shared voting and investment power. Includes options to purchase common stock exercisable within 60 days with respect to 500 shares by each of Messrs. Boyke and Bursch and 875 shares by Mr. Price.

(2)	Includes shares allocated to the accounts of officers under the Oilgear Savings Plus Plan (as of March 31, 2006) and the Oilgear Stock Retirement Plan (as of March 31, 2006), as to which such officers have shared voting and investment power.

(3)	Messrs. Zuege and Price share voting power and investment power with respect to 58,650 shares of Oilgear Common Stock held by the Oilgear Ferris Foundation, Inc., a private charitable foundation funded by Oilgear. As officers of the Company, Messrs. Zuege and Price share voting power and investment power with respect to 240,033 shares held in the Oilgear Salaried Retirement Plan. These shares are included in the total for all directors and executive officers as a group and in the individual beneficial ownership amounts shown in the table because of the fiduciary relationships involved. As officers of the Company, Messrs. Zuege and Price also share dispositive power, in the event of a tender or exchange offer for the Common Stock, with respect to any shares of Common Stock held in the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan that are not allocated to the accounts of participants. There were a minimal number of unallocated shares in the plans as of March 31, 2006; these shares are not included in the table.

(4)	400 of these shares are held in the Sipek Living Trust, dated February 5, 1999, the trustees of which are Mr. Sipek and his spouse.
      The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It includes shares as to which beneficial ownership may be disclaimed and is not necessarily to be construed as an admission of beneficial ownership for other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under the federal securities laws, the Company’s directors, its executive officers and certain persons holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. Messrs. Boyke, Bursch, Drake, Price and Zuege each had late filings of Form 4’s reporting the exercising of options in 2005, but each has now made all required filings. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.
EXECUTIVE COMPENSATION
Summary
      The following table sets forth certain information for each of the last three years concerning all compensation for services in all capacities to the Company and its subsidiaries of (1) the Chief Executive Officer of the Company at the end of 2005, and (2) the Company’s other four most highly compensated executive officers who were serving as such at the end of 2005.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards

		Annual Compensation(1)		Securities
				Underlying	All Other
			Bonus	Options/SARS	Compensation
Name and Principal Position	Year	Salary($)	($)(2)	(#)(3)	($)(4)

DAVID A. ZUEGE	2005	$214,200	$114,149	5,000	$15,435
President and	2004	208,000	—	5,000	13,445
Chief Executive Officer	2003	197,600	—	5,000	14,086
HUBERT BURSCH	2005	$168,365	$52,707	3,000	$—
Vice President –		€142,200
European Operations(5)	2004	$187,424	—	3,000	4,620
		€138,147
	2003	$164,970	—	3,000	4,840
		€131,147
DALE C. BOYKE	2005	$116,400	$52,707	4,000	$8,477
Vice President –	2004	113,000	—	3,000	9,441
Marketing and Sales	2003	107,350	—	3,000	9,571
ROBERT D. DRAKE	2005	$116,400	$52,707	4,000	$4,716
Vice President –	2004	113,000	—	3,000	10,602
International Operations and Domestic Systems	2003	107,350	—	3,000	8,127
THOMAS J. PRICE	2005	$122,600	$52,707	4,000	$8,407
Vice President, Chief	2004	114,000	—	4,000	7,941
Financial Officer and Corporate Secretary	2003	108,300	—	4,000	8,543

(1)	While each of the named individuals received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated, in accordance with the SEC’s regulations, since the value of these benefits did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual’s salary and bonus in any year.

(2)	No bonuses were paid in 2003 or 2004.

(3)	Consists entirely of stock options.

(4)	Includes employer contributions to the Oilgear Savings Plus Plan allocated to the accounts of the eligible named executive officers. In 2005, the amounts of the employer contributions to the named executive officers were as follows: Mr. Zuege — $7,779; Mr. Bursch — $0; Mr. Boyke — $5,259, Mr. Drake — $4,716; and Mr. Price — $5,827. Such employer contributions are comprised of matching contributions equal to 50% of the first 2% of total compensation deferred by the participant, 25% of the next 3% of total deferred compensation and an amount equal to 20% of the market price of any Common Stock purchased by the participant through designation of the Common Stock Fund as an investment choice. Also includes principal and interest amounts owed to the Company by the named executive officers which were forgiven during 2005 pursuant to the Oilgear Key Employee Stock Purchase Plan, along with the value of the below-market portion of interest for the same period, in the following amounts: Mr. Zuege — $7,656; Mr. Bursch — $0; Mr. Boyke — $3,218; Mr. Drake — $0; and Mr. Price — $2,579.

(5)	Mr. Bursch receives his compensation in Euros.
Stock Options
      The following tables set forth certain information with respect to the executive officers named in the Summary Compensation Table concerning fiscal 2005 option grants and exercises, and the number and value of options outstanding at the end of fiscal 2005. None of the executive officers named in the Summary Compensation Table received or exercised SARs during 2005.
Option/ SAR Grants in Last Fiscal Year

	Individual Grants (1)				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

DAVID A. ZUEGE	5,000	13.89%	$11.84	12/14/10	$16,356	$36,142
HUBERT BURSCH	3,000	8.33%	11.84	12/14/10	9,814	21,685
DALE C. BOYKE	4,000	11.11%	11.84	12/14/10	13,085	28,914
ROBERT D. DRAKE	4,000	11.11%	11.84	12/14/10	13,085	28,914
THOMAS J. PRICE	4,000	11.11%	11.84	12/14/10	13,085	28,914

(1)	Consists entirely of incentive stock options granted pursuant to the Option Plan. The Option Plan is administered by the Compensation Committee of the Board of Directors which designates the persons to be granted options, the type of option, the number of underlying shares, the option price, the date of grant and the date options are first exercisable. The exercise price of these options is 100% of the fair market value of the Common Stock on the date of grant. The options vest in accordance with the following schedule: (i) as to 50% of the underlying shares, one year from the date of grant; (ii) as to an additional 25% of the underlying shares, two years from the date of grant; and (iii) as to the remaining 25% of the underlying shares, three years from the date of grant. Upon a change in control of the Company while the optionee is employed by the Company, or the disposition of an operating unit resulting in the termination of the optionee’s employment, options that are not yet exercisable shall fully vest.

Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		in-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)(2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

DAVID A. ZUEGE	19,023	$91,542	0	8,750	$0	$22,963
HUBERT BURSCH	6,815	34,217	500	5,250	3,650	13,778
DALE C. BOYKE	9,898	59,456	500	2,250	3,650	13,778
ROBERT D. DRAKE	10,202	60,099	0	6,250	0	13,778
THOMAS J. PRICE	12,857	75,492	875	7,000	6,388	18,370

(1)	Consists entirely of stock options.

(2)	Based upon a price of $10.01, which was the closing price on December 31, 2005 for the Common Stock on The Nasdaq SmallCap Market.
Retirement Plans
      The table below sets forth the estimated annual benefits payable for a participant’s lifetime (with 10 years certain) upon retirement at age 65 during 2005 for specified compensation and years of service classifications.
Pension Plan Table

Years of Service (1)

Remuneration (2)	15	20	25	30	35

$100,000	$19,024	$25,365	$31,707	$38,048	$44,389
150,000	30,274	40,365	50,457	60,548	70,639
200,000	41,524	55,365	69,207	83,048	96,889
250,000	52,774	70,365	87,957	105,548	123,139
300,000	64,024	85,365	106,707	128,048	149,389
350,000	75,274	100,365	125,457	150,548	175,639
400,000	86,524	115,365	144,207	173,048	201,889

(1)	The benefit shown for the respective years of service is based on the formula described below as amended to comply with provisions of the Code. However, the amount shown does not consider the impact of the Oilgear Stock Retirement Plan offset nor the grandfathered benefit determination on prior plan provisions. The benefit shown assumes retirement at December 31, 2005 or thereafter and age 65 with Covered Compensation (as defined below) of $39,444. The Oilgear Salaried Retirement Plan was frozen on December 31, 2002.

(2)	Represents final average annual compensation, which is 12 times the average of the highest consecutive 60 months compensation within the last 120 months of employment where compensation includes total earnings plus contributions to the Oilgear Savings Plus Plan, any cafeteria plan and any flexible spending account less reimbursements for moving expenses and any income derived from the disposition of qualified stock options. Final average annual compensation is limited to $200,000 for 2002, subject to additional benefits under the Retirement Benefits Equalization Plan described below. The final average annual compensation on which the Oilgear Salaried Retirement Plan bases benefits may be substantially less than the current annual compensation reflected in the Summary Compensation Table. The final average annual compensation for Mr. Zuege is currently approximately $279,828; for Mr. Boyke, $134,359; for Mr. Drake, $121,605; and for Mr. Price, $134,561. Mr. Bursch

is not eligible to participate in the retirement plans described below because he receives the benefits available to the Company’s employees in Germany.

      The Oilgear Salaried Retirement Plan (the “Salaried Plan”) provides a monthly benefit upon retirement at the later of age 65 or the fifth anniversary of participation equal to the greater of (i) $6.00 times years of benefit service or (ii) the sum of .009125 times final average monthly compensation times years of benefit service (not to exceed 35), plus .005875 times the excess of final average monthly compensation over “Covered Compensation” (the applicable average monthly Social Security wage base), times years of benefit service (not to exceed 35). Final average compensation for this purpose is the average of the highest monthly earnings of an employee during any 60 consecutive months prior to December 31, 2002. The applicable average monthly Social Security wage base is determined over a 35-year period ending with the employee’s Social Security retirement age (ages 65 through 67, depending upon date of birth). Benefits under the Salaried Plan are also subject to reduction for certain benefits under the Oilgear Stock Retirement Plan, as noted below. For purposes of the Salaried Plan, Mr. Zuege has accrued 35 years of benefit service; Mr. Boyke, 30 years; Mr. Drake, 21 years; and Mr. Price, 35 years.
      Participants with at least 10 years of vesting service may elect early retirement at any time after age 55, in which event the normal retirement benefits shown in the table would be reduced by a percentage based on the number of months by which the early retirement date precedes the normal retirement date (at age 65). Optional forms of benefit payments and a benefit for death prior to termination of employment are provided for.
      The Company maintains a Retirement Benefits Equalization Plan (the “Equalization Plan”) for highly compensated or management employees who are designated as eligible by the Compensation Committee to restore to such individuals and their beneficiaries retirement income that would otherwise be lost because of certain tax law limitations on a tax-qualified defined benefit retirement plan. Mr. Zuege and Mr. Bursch have been designated as eligible participants in the Equalization Plan. For Mr. Zuege, the Equalization Plan provides a monthly benefit equal to the difference between the amount that is received pursuant to the Salaried Plan and the amount that would be received if the Code limitation provisions described in notes 1 and 2 above were not applied. Payment of Equalization Plan benefits commences upon initial receipt of Salaried Plan benefits and continues until Salaried Plan benefits cease. Equalization Plan benefits are paid out of the Company’s general funds; the status of eligible employees with respect to those funds is that of general unsecured creditors. For Mr. Bursch, the Equalization Plan provides a monthly benefit equal to 50% of the benefit calculated from the cash value of the life insurance policy in the German pension plan at Mr. Bursch’s 65th birthday. As amended effective December 12, 2001, upon the occurrence of a change in control (as defined in the Equalization Plan) each active or retired eligible participant (or his or her beneficiary) may be entitled, at the option of the participant, to a lump sum payment of the then present value of all accrued benefits under the Equalization Plan. In the case of active eligible participants, any subsequent payments pursuant to the Equalization Plan would then be reduced to reflect the value of the prior lump sum payment.
      The trusteed defined contribution Oilgear Stock Retirement Plan (the “Stock Plan”) covers substantially all salaried employees. The Stock Plan provides for Company contributions based on a percentage of defined earnings of eligible employees, subject to maximum limitations, which may be made in the form of Common Stock. The Stock Plan will provide a portion of the pension benefits for salaried employees measured by the value of the Common Stock contributed by the Company and allocated to the employees’ accounts, excluding any appreciation thereof. Benefits payable under the Salaried Plan may be reduced by benefits under the Stock Plan.
      Mr. Bursch does not participate in the Salaried Plan or the Stock Plan described above. Rather, Mr. Bursch participates in a broad-based retirement program applicable to the Company’s employees located in Germany. The program in which Mr. Bursch participates is funded by a life insurance policy owned by the Company that provides a retirement annuity, assuming retirement at age 65, which for Mr. Bursch was most recently calculated to be approximately € 23,486 ($27,807) per year. As a participant in the Equalization Plan and since Mr. Bursch’s 65th birthday was in December 2004, his pension will be increased over the next two years by 50% to approximately € 36,000 ($42,624) per year.
Directors’ Compensation
      Non-employee directors receive a retainer of $550 per month, a fee of $850 for each Board meeting attended and a fee of $550 for each committee meeting attended, unless the committee meeting takes place on the same day as a Board meeting, in which case no separate committee meeting fee is paid. Inside directors do not receive separate compensation for service on the Board or Board committees.
      Under the Oilgear Company Deferred Directors’ Fee Plan (the “Fee Plan”) outside directors may elect to defer the cash compensation payable to them by the Company. In addition, any inside director may elect to defer an amount of compensation approximately equal to the retainer paid to outside directors. The Fee Plan provides that the Company will maintain a separate account for the compensation deferred by each director, which account shall be an unsecured liability of the Company. A director who chooses to defer payment of his compensation may elect to: (1) have that compensation credited with interest at a rate based upon the prevailing Treasury Bill rate, or (2) have the Company place the deferred compensation in an investment account in the name of the Company, with the director having investment authority, or (3) enter into an agreement with the Company whereby the Company agrees to pay a sum certain for a future period not to exceed 15 years and fund the obligation by an insurance policy purchased (and owned) by the Company, at a cost not to exceed the amount of the deferred compensation plus interest thereon. In the event of a director’s death or termination as a director, the balance in his account will be payable in a lump sum or in level payments over a period not to exceed 15 years, as determined by the Board of Directors after consultation with the director or his beneficiaries. In the event of a change of control, directors receiving benefit payments may elect to receive a lump sum payment and directors not receiving benefit payments may elect a lump sum payment or may continue to defer receipt of payments. No inside directors made deferrals pursuant to the Fee Plan during 2005.
      Directors did not receive any option grants for the 2005 fiscal year. If the 2006 Incentive Plan is approved by the Company’s shareholders at the Annual Meeting, the Company will have an additional 250,000 shares reserved for issuance, including to directors. The Company expects that if the 2006 Incentive Plan is approved, outside directors of the Company will receive options to purchase 500 shares of common stock for the 2006 fiscal year. Under the 2006 Incentive Plan, directors may also receive other types of awards, as described in Item 2 of this proxy statement.
Change of Control Agreements
      Mr. Zuege and Mr. Price have entered into change of control agreements with the Company. The agreements govern their service as executives to the Company after a change of control occurs. Under their respective change of control agreements, they agree to serve in their respective executive position capacities after a change of control occurs, and each is to devote reasonable attention and time necessary to discharge his duties thereafter. The agreements provide for initial base salaries, which comparable to their salaries before the change of control and subject to annual increases. In addition, Mr. Zuege and Price will be entitled to annual bonuses and other benefits generally available to other executive officers of the Company after the change of control.
      The agreements also provide that, after a change of control:

•	upon a good faith determination, the Company may also provide notice of its intent to terminate Mr. Zuege’s or Mr. Price’s employment because of a disability;

•	upon termination by the Company other than for Cause (as defined in the agreement) or by Mr. Zuege or Mr. Price for Good Reason (as defined in the agreement), each is entitled to a lump sum of two times his gross annual compensation, three years of benefits and certain outplacement services; and

•	upon termination of either Mr. Zuege or Mr. Price for Cause, each is entitled to receive any unpaid compensation through the date of termination.
      The agreements also subject Mr. Zuege and Mr. Price to confidentiality obligations, contain restrictions on their ability to compete with the Company for a period of one year following termination of their employment, and contain restrictions on soliciting the Company’s employees for a period of one year following termination of employment.
FINANCIAL PERFORMANCE GRAPH
      The following graph shows the cumulative total shareholder return on Common Stock over the last five years as compared to the returns of The Nasdaq Stock Market Index (as presented by Hemscott Data Corp., Inc.) and the Hemscott Manufacturing Industry Index published by Hemscott Data Corp., assuming that $100 was invested in each at the close of business on January 1, 2001 and assuming reinvestment of dividends in each case.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG THE OILGEAR COMPANY,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX
ASSUMES $100 INVESTED ON JAN. 01, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	2001	2002	2003	2004	2005

Oilgear	$89.21	$32.96	$43.66	$90.98	$105.06
Hemscott Group Index (Industry)	$100.27	$88.94	$128.21	$157.78	$173.75
Nasdaq Market Index	$79.71	$55.60	$83.60	$90.63	$92.62

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Executive Compensation Principles
      The Compensation Committee has designed the Company’s executive compensation program so that executive compensation is directly linked to execution of the Company’s business strategies and initiatives, with particular emphasis on the creation of shareholder value. During 2005, the Compensation Committee was comprised of three independent directors, two of whom also served on the Company’s Executive Committee.
      There are three components of the Company’s executive compensation program: base salary, short-term incentives and long-term incentives. The principles that guide the decisions of the Compensation Committee in implementing the program include the following:

•	The various elements of the compensation program should be integrated into a package that will attract and retain competent managers who are critical to the long-term success of the Company;

•	Short-term incentives should be closely tied to the Company’s operating performance; and

•	Shareholder interests should be linked with executive compensation through long-term stock-based incentive programs that will reward executives for the enhancement of shareholder value.
Base Salary
      Base salaries for the Company’s executive officers are reviewed on an annual basis by the Compensation Committee. As part of its review, the Compensation Committee takes into account survey data relating to manufacturing firms of comparable size (measured by sales), and executive officer salaries are adjusted as warranted in light of individual and Company performance measured by earnings and other financial performance criteria. If appropriate, salaries are also adjusted to reflect increased responsibilities due to promotion.
      The Compensation Committee sets executive officer base salaries at a level so that the competitiveness of an individual’s overall compensation package depends significantly upon the compensation earned through the Company’s short-and long-term incentive plans.
      The CEO’s salary is determined by the Compensation Committee in the same manner as that of the other executive officers of the Company.
Short-Term Incentives
      Company executive officers, including the CEO, are able to earn annual profit sharing bonuses under the Oilgear Variable Compensation Plan (the “Variable Plan”). The Variable Plan provides performance-based incentive opportunities to executive officers, non-executive officers and other key employees of the Company. In particular, the Variable Plan has been designed to respond to increasing market pressures to provide competitive compensation packages to key employees.
      During 2005, participants in the Variable Plan were entitled to receive cash incentive payments that, in total, could be up to 40% of total 2005 compensation. The number of bonus units assigned to each eligible executive officer, including the CEO, was established by the Compensation Committee at the beginning of the year, based upon an evaluation of various factors including each individual’s responsibility, ability, experience and past performance. Each bonus unit was equal to a percentage of corporate net income. Available corporate net income is defined as net income reduced by a carve out amount (4% minus the remainder of the percent return on beginning equity minus 4%, multiplied by beginning equity). Any net capital gain arising from the sale of the Leeds facility will be excluded from net income for purposes of the bonus. The return on beginning equity must be greater than 4% and the Company must have at least $1,000,000 of net income for the Company to pay any profit sharing bonuses. A basic bonus unit is equal to a percentage that increases as the return on beginning equity increases, as follows: .15% if the return on beginning equity is under 8%; an additional .005% for each 1% the return on beginning equity is greater than 7% and less than 23%; and the percent return on beginning equity divided by 100 (i.e. .23% when percent return on beginning equity is 23%) when the percent return on beginning equity is 23% or greater. To make the Variable Plan more responsive to changes in performance of individuals or groups of individuals, the Compensation Committee may increase the basic bonus by up to 50%. Financial targets are set in selected key result areas, which targets may vary by group and are changed as appropriate. Each target is worth 0 to 50 points. If a target is achieved it is worth 50 points but if only a part of the target is achieved it is worth the result of 50 points multiplied by the percentage achieved. The total points from all target goals are averaged and become the percentage used to increase the basic bonus. Key result areas include operating margins, return on assets, debt reduction, inventory turnover, and revenue growth. The Variable Plan provides that, at the discretion of the Company’s management, the Company may make quarterly payments of up to 75% of the bonus accrued during the year of accrual based on the Company’s performance as reflected in its unaudited financial statements. The Variable Plan further provides that in the event that the total bonus payable for a given year exceeds the 40% threshold described above, each participant’s bonus must be reduced on a pro rata basis. Final payment of the full bonus amounts must be made within 75 days after the end of the year, or as soon thereafter as the Company’s audit is complete. Approximately $917,000 of awards have been made under the Variable Plan for the 2005 fiscal year, including the amounts awarded to the named executive officers described in the Summary Compensation Table set forth above.
Long-Term Incentives
      The Company strives to align employee and shareholder interests through the maintenance of three stock-based compensation plans: the Savings Plus Plan, the Stock Retirement Plan and the Option Plan. All executive officers, including the CEO, participate in these plans, except Hubert Bursch who is not eligible to participate in the Savings Plus Plan or the Stock Retirement Plan.
      The Savings Plus Plan is a pre-tax 401(k) savings plan. It provides eligible Company employees, including executive officers, the ability to contribute a portion of their earnings and to invest those earnings, along with Company matching contributions, in various investment funds, including a Common Stock fund. All of the Company’s eligible executive officers, including the CEO, participate in the Savings Plus Plan.
      Under the Stock Retirement Plan, all eligible salaried employees, including the CEO and certain other executive officers, receive a defined contribution in Common Stock that is integrated with the Savings Plus Plan and may provide an increased retirement benefit based upon the stock’s performance.
      The Option Plan is designed to reward key employees for outstanding performance by providing an opportunity and, as a result, an incentive for such employees to benefit from a future increase in the value of the Common Stock. Stock options granted pursuant to the plan must have an exercise price at least equal to the fair market value of the Company’s stock on the date of grant, resulting in a direct link between the amount potentially realizable by the employee and the amount realized by all shareholders alike. On December 14, 2005, an option for 5,000 shares was granted to the CEO. In addition, options were granted to the other executive officers totaling 15,000 shares.
      If the 2006 Incentive Plan is approved by the Company’s shareholders at the Annual Meeting, the Company will have an additional 250,000 shares reserved for issuance in the form of stock based compensation.
Compliance with Tax Regulations Regarding Executive Compensation
      Section 162(m) of the Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the executive officers named in the Summary Compensation Table in the corporation’s proxy statement. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that Oilgear’s executive compensation program, as currently constructed, will generate non-deductible compensation in excess of the limit. However, the

Compensation Committee will continue to review these tax regulations as they apply to the Company’s executive compensation program, with the intent of preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.
Michael H. Joyce
Thomas L. Misiak
Frank L. Schmit

Item 2:	Proposal to Approve the Oilgear Company 2006 Equity Incentive Plan
      The information in this Proxy Statement with respect to the proposed The Oilgear Company 2006 Equity Incentive Plan (the “2006 Incentive Plan”) is qualified in its entirety by reference to the text of the 2006 Incentive Plan, which is attached hereto as Appendix C.
General
      At the Annual Meeting, the Company’s shareholders are being asked to approve the 2006 Incentive Plan. The 2006 Incentive Plan was adopted by the Company’s Board of Directors (the “Board”) on March 15, 2006, subject to shareholder approval at the Annual Meeting. The 2006 Incentive Plan is an equity-based incentive plan by which the Company may grant directors, executive officers and other key employees stock options, stock appreciation rights, restricted stock awards, performance stock awards and/or stock awards in lieu of cash. No options or awards have been granted under the 2006 Incentive Plan, and none will be granted prior to shareholder approval of the 2006 Incentive Plan.
      If the 2006 Incentive Plan is approved by shareholders, no further grants will be made under any of the Company’s existing equity-based compensation plans, which are comprised of the Directors Plan and the Stock Option Plan. As of the date of this Proxy Statement, no shares of Common Stock are reserved for future grants under the Stock Option Plan and none are reserved under the Directors Plan.
      The Company’s Board of Directors believes that adoption of the 2006 Incentive Plan is desirable because it will increase the number of shares of Common Stock the Company has available to use to retain and attract key salaried employees and directors and will provide a means linking personal compensation to creation of value to shareholders. The 2006 Incentive Plan will also provide increased flexibility to Company’s equity-based compensation program by expanding the types of equity awards that can be granted, permitting the Company to better tailor its overall compensation program and offer more competitive compensation packages than are possible under its current equity-base compensation plans. Additionally, including equity-based compensation as a portion of overall compensation, and allowing officers to convert cash compensation into shares of Common Stock in the form of stock awards in lieu of cash provides the Company with additional opportunities to conserve cash.
      THE COMPANY’S BOARD OF DIRECTORS HAS ADOPTED THE 2006 INCENTIVE PLAN AS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE FOR APPROVAL OF THE 2006 INCENTIVE PLAN.
Principal Features of the 2006 Incentive Plan
      The 2006 Incentive Plan provides for the grant of:

•	incentive stock options (“ISOs”), intended to qualify within the meaning of Section 422 of the Code;

•	non-qualified stock options (“NSOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock awards;

•	performance stock awards; and

•	stock awards in lieu of cash.
      In this Proxy Statement, we refer to ISOs and NSOs as “Options”, and Options, SARs, restricted stock awards, performance stock awards and stock awards in lieu of cash collectively as “Awards”.
      A maximum of 250,000 shares of the Common Stock may be issued under the 2006 Incentive Plan; provided that no individual may be granted Awards covering, in the aggregate, more than 50,000 shares of Common Stock in any calendar year.
      The 2006 Incentive Plan will be administered by a committee (the “Committee”) designated by the Company’s Board of Directors. For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board. For other purposes, the Plan will be administered by a committee designated by the Board to administer the 2006 Incentive Plan, which initially will be the Compensation Committee of the Board. The Committee may delegate some of its responsibilities and powers to any executive officer or officers of the Company selected by it. The Committee, in its discretion, will designate the persons to whom Awards will made and will grant Awards in the forms and amounts as it determines and impose such limitations, restrictions and other conditions upon any such Award as it deems appropriate. Key salaried employees and directors of the Company or any subsidiary are eligible to receive Awards.
      The Company estimates that the number of persons currently eligible to participate in the 2006 Incentive Plan is in the range of 10 to 20, including the Company’s executive officers and directors. The Company cannot determine at this time the number of Awards to be granted in the future to persons named in the Summary Compensation Table in this Proxy Statement, to all current executive officers as a group, to all employees as a group or to all directors. The Company can also not be certain to what extent officers may earn cash bonuses or wish to receive all or a portion of any such cash bonus in the form of a stock award in lieu of cash.
      Stock Options. Options may be ISOs or NSOs; provided, however, that ISOs may not be granted to directors. The exercise price of Options granted under the 2006 Incentive Plan may not be less than 100% of the fair market value of the Common Stock, as defined in the 2006 Incentive Plan, on the date the Option is granted. Unless otherwise determined by the Committee, 50% of the Options granted as part of an Award under the 2006 Incentive Plan will be exercisable after one year, 75% will be exercisable after two years and 100% will be exercisable after three years. Special accelerated vesting and exercise rules may apply in the event of an optionee’s death or disability. Options will have a maximum exercise term of ten years from the date of grant. The Committee does not have the authority to “reprice” Options.
      No person may receive an ISO if, at the time of grant, the person owns, directly or indirectly, more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of such ISO is limited to five years. The maximum fair market value, determined at the time of grant, of shares covered by ISOs that may first become exercisable by any employee in any one calendar year is limited to $100,000. On March 15, 2006, the fair market value of Common Stock, as defined in the 2006 Incentive Plan, was $11.16.
      Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) provide a benefit that is measured by the appreciation in value of Common Stock over a period of time. SARs may be granted concurrently with Options (tandem SARs), or on a stand alone basis (stand alone SARs). Upon the exercise of SARs, the grantee will receive an amount determined by multiplying (1) the difference obtained by subtracting the value of the Common Stock on the grant date from the value of the Common Stock on the exercise date, by (2) the number of SARs exercised. The Committee may elect to pay such amount in cash, in shares of Common Stock, or in any combination thereof.
      Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee will determine the eligible persons to whom, and the times at which, restricted stock awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Restricted stock awards may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee. Unless otherwise provided in the applicable Award agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the grantee upon termination of the grantee’s service to the Company for any reason.
      At the time the Award is made, certificates representing the number of shares of Common Stock awarded and containing appropriate legends will be issued to the grantee. If and when the applicable restrictions lapse, unrestricted certificates for such shares will be delivered to the grantee. A grantee receiving a restricted stock award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Dividends payable in cash on restricted stock shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional restricted stock.
      Performance Stock Awards. Performance stock awards entitle the grantee to receive shares of Common Stock if predetermined conditions are met. The Committee shall determine the eligible persons to whom, and the time or times at which, performance stock awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of a performance stock award upon the attainment of performance goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance stock awards may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee.
      Unless otherwise provided in the applicable Award agreement, the portion of the performance stock award still subject to restriction will be forfeited by the grantee upon termination of the grantee’s service to the Company for any reason. If and when the applicable restrictions lapse, unrestricted certificates for such shares will be delivered to the grantee. A Grantee receiving a performance stock award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions.
      Stock Awards in Lieu of Cash. The Committee may, in its discretion, and with the consent of the grantee, grant a stock award in lieu of cash to an officer or key employee of the Company in lieu of cash bonus that would otherwise be paid under a Company bonus plan. The Committee may also grant a stock award in lieu of cash to a director in lieu of directors fees otherwise payable in cash; provided that the annual number of shares of Common Stock awarded to a non-employee director as a stock award in lieu of cash shall not exceed 2,000 shares per year. The number of shares issued pursuant to a stock award in lieu of cash shall be based upon the fair market value of the Common Stock; provided, however, that the Committee may make such determination using the value of the stock as of a specific day or the average value of the stock over a number of days.
      Effect of Corporate Transactions. In the event of any recapitalization, stock split or reverse split, stock dividend, merger in which the Company is the surviving entity, combination or exchange of shares, or other capital change affecting the Common Stock, appropriate changes in the number and kind of shares available for grant under the 2006 Incentive Plan and in the number, price and kind of shares covered by outstanding Awards shall be made. Unless a particular Award provides otherwise, unvested Awards shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control of the Company, as that term is defined in the 2006 Incentive Plan.
      Term; Amendment. The 2006 Incentive Plan has a term of ten years. The Board may from time to time amend, modify, suspend or terminate the 2006 Incentive Plan; provided, however, that no such action shall (a) impair without the grantee’s consent any Award or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Internal Revenue Code, the applicable rules of the Nasdaq Stock Market or other exchange or national quotation system on which the Company’s Common Stock is listed, or other applicable laws or regulatory requirements.

Tax Consequences
      The following is a brief summary of the principal federal income tax consequences of Awards made under the 2006 Incentive Plan, based upon the provisions of the Internal Revenue Code in effect on the date hereof.
      Nonqualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes.
      Incentive Stock Options. A optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the shares at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized. If such holding periods are met with respect to an ISO, the employer will not be allowed any business expense deduction with respect to shares issued upon exercise of an ISO.
      If all of the requirements for an ISO are met but the optionee fails to meet the holding period rules set forth above, the optionee will be required, at the time of the disposition of the shares, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the shares at the date of exercise as ordinary income and the excess, if any, as capital gain. In this case, the Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.
      Stock Appreciation Rights. A grantee will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the amount paid or the value of shares delivered to the grantee will constitute compensation taxable to the grantee as ordinary income. The Company is generally entitled to an income tax deduction for any compensation income taxable to the grantee upon exercise of an SAR.
      Restricted Stock Awards. A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to forfeiture restrictions. While the forfeiture restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received, and the Company will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the grant, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. If the grantee properly makes a Section 83(b) election, any increase in the value of the shares realized upon a taxable disposition of the shares will be treated as capital gains to the grantee and the Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.
      Performance Stock Awards. A grantee who has been granted a performance stock award will not recognize taxable income until the applicable restriction has lapsed. The grantee will then recognize taxable income equal to the fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxable to the grantee from such Award.
      Stock Awards in Lieu of Cash. A grantee who receives a stock award in lieu of cash will recognize taxable income equal to the fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxable to the grantee from such Award.

New Plan Benefits Table
      The Company has not yet determined the amount or types of grants that will be made under the 2006 Incentive Plan for the 2006 fiscal year, except that it is expected that outside directors will receive a grant of non-qualified options to purchase 500 shares of common stock for their service as directors for the 2006 fiscal year. Had the 2006 Incentive Plan been in effect during the 2005 fiscal year, management believes that the following grants would have been made under the 2006 Incentive Plan:
2006 Equity Incentive Plan

Shares Subject
Name and Position	to Option Grant

David A. Zuege, President and Chief Executive Officer	5,000
Dale C. Boyke, Vice President, Marketing and Sales	4,000
Hubert Bursch, Vice President, European Operations	3,000
Thomas J. Price, Vice President, Chief Financial Officer and Secretary	4,000
Robert D. Drake, International Operations and Domestic Systems	4,000
Executive Group	20,000
Non-Executive Director Group	3,000
Non-Executive Officer Employee Group	16,000
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Representatives of KPMG LLP, the Company’s independent registered public accounting firm for 2004, 2005 and 2006, are expected to be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire to do so.
OTHER MATTERS
      The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented at the meeting.
SHAREHOLDER PROPOSALS
      Shareholder proposals must be received by the Secretary of Oilgear no later than December 18, 2006 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to SEC Rule 14a-8. Shareholders wishing to propose any floor nominations for director or floor proposals at the 2007 annual meeting without inclusion of such proposals in Oilgear’s proxy materials must provide notice thereof to the Secretary of Oilgear no later than March 5, 2007 in order for such notice to be considered timely under the proxy rules of the Securities and Exchange Commission.

THE OILGEAR COMPANY

Thomas J. Price,
Corporate Secretary
Milwaukee, Wisconsin
April 19, 2006

APPENDIX A
THE OILGEAR COMPANY
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS CHARTER

I.	Purpose
      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation’s independent auditors and any internal auditing department.

Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

Prepare the report required by the SEC to be included in the Corporation’s annual proxy statement.
      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition
      The Audit Committee shall be comprised of three directors as determined by the Board upon the recommendation of a majority of the independent directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the corporation, and if they satisfy the independence requirements of the NASDAQ Stock Market, Inc. (“Nasdaq”) and applicable law.
      Examples of such relationships include:

•	A director owning or controlling 5% or more of the voting securities of the Corporation or any of its subsidiaries.

•	A director being employed by the Corporation or any of its affiliates for the current year or any of the past five years.

•	A director accepting any compensation from the Corporation or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan.

•	A director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the Corporation or any of its affiliates as an executive officer.

•	A director being a partner in, or a controlling shareholder of an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments that are or have been significant to the Corporation or organization in any of the past five years.

•	A director being employed as an executive of another company where any of the Corporation’s executives serve on that company’s compensation committee.
      All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have the accounting or related financial management expertise required by Nasdaq, and the Corporation will endeavor to have at least one Committee member who is an audit committee financial expert as defined by SEC rules. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.
      The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full committee membership.

III.	Meetings
      The Committee shall meet periodically as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Responsibilities and Duties
      In its capacity as a committee of the Board of Directors the Audit Committee is empowered to appoint, compensate and oversee the work of the Corporation’s independent public accounting firm. It also has the power to retain independent counsel and other advisors to assist it, including the power to provide for the payment of their compensation. To fulfill its responsibilities and duties the Audit Committee shall:
Documents/ Reports Review
      1. Review and update this Charter periodically, at least annually, as conditions dictate.
      2. Review the organization’s annual financial statements and any reports to the public, any certification, report, opinion, or review rendered by the independent auditors, and any other report submitted to government bodies as deemed appropriate by the Committee.
      3. Review the periodic reports of the Corporation’s principal executive officer and principal financial officer required by law regarding (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. Also review and discuss the adequacy and effectiveness of the Corporation’s disclosure controls and procedures and management’s reports thereon.
      4. Review with financial management and the independent auditors the 10-Q and 10-K prior to its filing, particularly the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, including the selection and reporting of critical accounting policies, the quality and clarity of the forward-looking disclosures, and any significant changes in the selection or application of accounting policies and financial presentations, and review any earnings press release in advance.
Independent Auditors and Accountants
      5. Select the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent public accountants. On at least an annual basis, the

Committee should review and discuss with the auditors all permitted non-audit services and all significant relationships the auditors have with the Corporation to determine the auditors’ objectivity and independence, including the audit firm’s compliance with all applicable audit partner rotation requirements. Present to the Board of Directors the Audit Committee’s conclusions with respect to the independence of the outside auditing firm. Establish policies for the hiring of employees and former employees of public accounting firms.
      6. Approve in advance all audit services and non-audit services provided by the independent accounting firm, subject to any de minimis exceptions authorized by rules of the Nasdaq and SEC.
      7. Approve the fees to be paid to the independent public accountants for audit and non-audit services.
      8. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, including the auditor’s report of critical accounting policies to be used and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management (including the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditing firm).
      9. Review the performance of the independent auditors, including any written communications between the independent auditors and Corporation management (such as any management letter or schedule of unadjusted differences and management’s response thereto), and approve any proposed discharge of the independent auditors when circumstances warrant.
      10. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.
Financial Reporting Processes
      11. Establish and maintain procedures, consistent with Nasdaq rules and applicable law, for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and regarding the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
      12. In consultation with the independent auditors and the Corporation’s principal executive and financial officers, review the quality and integrity of the organization’s financial reporting processes, both internal and external. Discuss any material financial or non-financial arrangements of the Corporation which do not appear on its financial statements, together with any changes in accounting principles. Recommend to the Board of Directors whether or not the audited financial statements should be included in the Form 10-K.
      13. Consider the independent auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.
      14. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.
Process Improvement
      15. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management preparation of the financial statements and the view of each as to appropriateness of such judgments.
      16. Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
      17. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

      18. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.
Ethical and Legal Compliance
      19. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.
      20. Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, report and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.
      21. Review and approve all related party transactions, subject to any exceptions permitted by Nasdaq rules.
      22. Review the need for, activities, organizational structure, and qualifications of the internal audit function.
      23. Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.
      24. Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.
      25. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B
THE OILGEAR COMPANY
NOMINATING COMMITTEE
OF THE
BOARD OF DIRECTORS CHARTER

I.	Purpose
      The purposes, powers and functions of the Nominating Committee are:

A. to seek out and consider individuals to serve as directors of the corporation and to recommend to the Board of Directors candidates for election to the board and to fill any vacancies that occur between annual meetings;

B. to make recommendations to the Board of Directors regarding the size and composition of the board, the frequency of meetings of the board, board tenure requirements including mandatory retirement age, and board committee structure and assignments; and

C. to make recommendations to the Board of Directors regarding compensation of board members for serving on the board and on board committees.

II.	Composition and Procedures
      The Nominating Committee shall be comprised of at least three directors, all of whom shall be persons who are not officers or employees of the corporation and who are otherwise independent under the listing requirements of The Nasdaq Stock Market. Nominating Committee members shall be appointed by the board, which shall designate one member of the Nominating Committee as its chair. The board shall have the power at any time to change the membership of the Nominating Committee and to fill vacancies on the Nominating Committee. Members of the Nominating Committee shall serve until their resignation, retirement, or removal by the board, or until their successors are appointed.
      The Nominating Committee shall meet at least once each year and shall hold such other meetings (in person or by conference telephone) as may be called by its chair or any two members of the Nominating Committee. A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of all business of the Nominating Committee.
      The Nominating Committee shall keep minutes of its proceedings, which shall be available for review by the entire board. At the first regular meeting of the board following any meeting of the Nominating Committee, the chair of the Nominating Committee or his or her delegate shall report to the full board on the matters considered and actions taken at the last meeting of the Nominating Committee.

III.	Authority and Responsibilities

A.	Recommend Nominees for Election or Appointment as Directors
      The Nominating Committee shall recommend to the board the director nominees for inclusion in the corporation’s proxy statement with respect to the next annual meeting of shareholders and persons to fill any vacancies on the board that occur between annual meeting proxy statements. In carrying out this responsibility, the Nominating Committee shall:

1. Assist the board in developing criteria for the board in selecting nominees or appointees to the board, including such qualities as integrity, independence, diligence, experience, diversity, wisdom, educational and professional background, financial literacy and expertise, and knowledge of the corporation’s business and industry, as well as the willingness and ability to devote adequate time to board responsibilities;

B-1

2. Assist the board in seeking to assure that particular talents, skills, experience and other characteristics that are needed to maintain or increase the board’s effectiveness are possessed by an appropriate combination of directors;

3. Receive and evaluate director reports regarding significant changes in job responsibilities or acceptance of director positions with additional public companies to assist the board in evaluating any potential changes in independent director status, any potential conflicts of interest, whether the additional responsibilities may create too many competing demands on the director’s time, and other relevant factors;

4. When appropriate, conduct searches for prospective board members whose skills and other attributes meet those criteria;

5. Consider nominees submitted to the board or the Nominating Committee by shareholders, directors, and management, and recommend any desirable changes in the corporation’s policies and procedures for receiving and evaluating nominations from shareholders.

B.	Recommend Appointments to Board Committees
      The Nominating Committee, after consultation with the CEO and giving consideration to the desires of individual board members, shall recommend the directors to be appointed or reappointed by the board to the various committees of the board. The Nominating Committee shall consider, among other factors, the desired qualifications for membership on each committee, the availability of each director to meet the time commitments required for effective membership on the particular committee, and any applicable legal requirements or listing criteria.

C.	Advise on Director Compensation
      The Nominating Committee shall review annually and advise the board with respect to the corporation’s director compensation practices (including compensation for service on board committees) in relation to other public companies of comparable size and within the same industry.

D.	Engagement of Advisors
      The Nominating Committee shall have the authority to retain and terminate any search firm used to identify director candidates and shall have authority to approve such search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from compensation consulting firms and from internal or external accounting, legal or other advisors and to approve the compensation thereof. The Nominating Committee may request any officer or employee of the corporation or the corporation’s outside counsel to attend any meeting of the Nominating Committee or to meet with any member of, or consultants to, the Nominating Committee.

B-2

APPENDIX C
THE OILGEAR COMPANY
2006 EQUITY INCENTIVE PLAN
ARTICLE 1
Introduction.
      1.01     Purpose. This plan shall be known as The Oilgear Company 2006 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to attract and retain the best available employees and directors of the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company, to provide additional incentive to such persons and to promote the success and growth of the Company. These purposes may be achieved through the grant of options to purchase Common Stock of The Oilgear Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Performance Stock Awards and the grant of Stock in Lieu of Cash Awards, as described below.
      1.02     Effective Date. The effective date of the Plan shall be March 15, 2006, subject to the approval of the Plan by shareholders of the Company at the 2006 annual meeting. No Awards will be granted prior to stockholder approval of the Plan. If the Plan is approved by shareholders, no further grants will be made under any other stock incentive plan of the Company.
ARTICLE 2
Definitions.
      2.01     “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Stock in Lieu of Cash Award, as appropriate.
      2.02     “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.
      2.03     “Board” means the Board of Directors of The Oilgear Company
      2.04     “Change in Control” shall deemed to have occurred if and when: (a) any ’person’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company or any of its Subsidiaries, the Oilgear Stock Retirement Plan, the Oilgear Salaried Savings Plus Plan, or any other qualified or non-qualified plan maintained by the Company or any of its affiliates, is or becomes a beneficial owner (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) at any time less than a majority of the members of the Company Board shall be persons who were either nominated for election by the Board (prior to any Change in Control) or were elected by the Board (prior to any Change in Control), (c) the Company sells, leases or otherwise transfers all or substantially all of its assets not in the ordinary course of business to another person or party, (d) the Company is combined (by merger, consolidation or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the immediate former shareholders of the Company.
      2.05     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
      2.06     “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.
      2.07     “Common Stock” or “Stock” means the common stock of the Company having a par value of $1.00 per share.
      2.08     “Company” means The Oilgear Company, a Wisconsin corporation.

      2.09     “Fair Market Value” means for purposes of the Plan at any date (i) the reported closing price of such stock on the Nasdaq System on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on the Nasdaq System, the last trade price per share for such stock in the over-the-counter market as quoted on Nasdaq or the pink sheets or successor publication of the National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.
      2.10     “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.
      2.11     “Grantee” means an individual who has been granted an Award.
      2.12     “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.
      2.13     “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.
      2.14     “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.
      2.15     “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBITDA), loss ratio, expense ratio, stock price, total shareholder return, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, which it deems appropriate.
      2.16     “Performance Stock Award” means an Award under Article IX of the Plan, which is conditioned upon the satisfaction pre-established performance goals.
      2.17     “Plan” means The Oilgear Company 2006 Equity Incentive Plan as set forth herein, as it may be amended from time to time.
      2.18     “Restricted Stock Award” means a restricted stock award under Article VIII of the Plan.
      2.19     “Stock in Lieu of Cash Award” means shares of Common Stock issued in lieu of a cash compensation that would otherwise be paid, as provide under Article X of the Plan.
      2.20     “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.
      2.21     “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the Fair Market Value of one share of Common Stock on the Grant Date.
ARTICLE 3
Shares Subject To Award.
      3.01     Available Shares. The number of shares of Common Stock of the Company which may be issued under the Plan shall not exceed 250,000 shares; provided that no individual can be granted Awards covering, in the aggregate, more than 50,000 shares of Common Stock in any calendar year. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Company, from shares purchased by the Company on an open market for such purpose, or from any combination of the foregoing. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.
      3.02     Changes in Common Stock. If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.
ARTICLE 4
Administration.
      4.01     Administration by the Committee. For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1979, as amended or any successor rule, and Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.
      4.02     Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a) designate the persons to whom Awards shall be granted;

(b) grant Awards in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e) modify, extend or renew any Award previously granted, provided that this provision shall not provide authority to reprice Awards to a lower exercise price.
      4.03     Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.

ARTICLE 5
Stock Options.
      5.01     Granting of Stock Options. Options may be granted to directors, officers and key employees of the Company and any of its Subsidiaries; provided, however that a maximum of 100,000 shares of stock may be issued pursuant to the exercise of Incentive Stock Options. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan. A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.
      5.02     Type of Option. At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Company, a parent or a Subsidiary corporation of the Company. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).
      5.03     Option Terms. Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock. In addition, each option grant agreement shall specify the exercisability and/or vesting schedule of such options, if any.
      5.04     Purchase Price. The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article III and IX hereof. The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.
      5.05     Vesting of Options. Options may be exercised only in accordance with the terms of each option contract. For vesting purposes, options may not be deemed to have been granted prior to the date of shareholder approval of the Plan. Unless the Committee determines otherwise at the time of grant, no option shall be exercisable until the optionee has completed at least the number of years of continuous service from the date of grant of each option as follows, and then the same shall be exercisable for any amount of shares covered by such option up to the maximum percentage of shares covered thereunder as follows:

Number of Completed Years of	Maximum Percentage of
Continuous Service After	Shares Becoming Exercisable
the Date of Grant of Option	Under the Option

Less than 1 year	Zero
At least 1 but less than 2	50%
At least 2 but less than 3	75%
At least 3 years	100%

      No fractional shares shall be issuable on exercise of any option and if the application of the maximum percentage set forth above would result in a fractional share, the number of shares exercisable shall be rounded up to the next full share. Finally, the maximum fair market value of Common Stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.
      5.06     Method of Exercise. An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. The purchase price may be paid by any of the following methods, (a) by cash, (b) by check, or (c) to the extent permitted under the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option, provided that the optionee held the shares of stock for at least six months. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures.
      5.07     Shareholder Rights. A Grantee shall not, by reason of any Options granted hereunder, have any right of a shareholder of the Company with respect to the shares covered by Options until shares of Stock have been issued.
ARTICLE 6
Stock Appreciation Rights.
      6.01     Granting of SARs. The Committee may, in its discretion, grant SARs to directors, officers and key employees of the Company and any of its Subsidiaries. SARs may be granted with respect to options granted concurrently (tandem SARs) or on a stand alone basis (stand alone SARs).
      6.02     SAR Terms. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price (which shall be not less than the Fair Market Value of such Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.
      6.03     Method of Exercise. An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.
      6.04     Payment upon Exercise. Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised. At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The number of available shares under Section 3.01 shall only be reduced by shares of Common Stock issued upon exercise of an SAR and shall not be affected by any cash payments.
ARTICLE 7
Effect Of Termination Of Employment, Disability Or Death.
      7.01     Incentive Stock Options. Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no ISO shall be exercisable after the expiration of the earliest of:

(a) 10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company,

(b) three months after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), or cause,

(c) one year after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)(3)), or

(d) the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion.
      7.02     Non-Qualified Stock Options and SARs. Unless otherwise provided herein or in a specific NSO or SAR Agreement which may provide longer or shorter periods of exercisability, no ISO shall be exercisable after the expiration of the earliest of:

(a) 10 years from the date of grant,

(b) one year after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or cause,

(c) two years after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of the Grantee’s death, permanent disability or retirement; or

(d) the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion.
      7.03     ISOs, NSOs and SARs. Unless otherwise provided in a specific grant agreement or determined by the Committee, an Option or SAR shall only be exercisable for the periods above following the date a Grantee ceases to perform services to the extent the Award was exercisable on the date of such cessation. The unvested portion of any Award shall automatically terminate on the date the Grantee ceases to perform services for the Company or its Subsidiaries.
ARTICLE 8
Restricted Stock Awards.
      8.01     Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of restricted stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.
      8.02     Awards and Certificates. Each individual receiving a Restricted Stock Award shall be issued a certificate in respect of such shares. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Oilgear Company 2006 Equity Incentive Plan and an agreement identifying the restrictions applicable to the shares. Copies of such Plan and agreement are on file at the corporate office of The Oilgear Company.”

      The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.
      8.03     Terms and Conditions Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b) Except to the extent otherwise provided in the applicable agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(d) Each Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the Award.
      8.04     Rights as Shareholder A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional restricted stock.
ARTICLE 9
Performance Stock Awards.
      9.01     Administration. Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied. The Committee shall determine the eligible persons to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of a Performance Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of a Performance Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Performance Stock Awards need not be the same with respect to each recipient.
      9.02     Terms and Conditions Performance Stock Awards shall be subject to the following terms and conditions:

(a) Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(b) Except to the extent otherwise provided in the applicable agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(d) Each Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the Award.

      9.03     Rights as Shareholder A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions.
ARTICLE 10
Stock in Lieu of Cash Awards.
      10.01     Granting of Stock in Lieu of Cash Awards. The Committee may, in its discretion and with the consent of the Grantee, grant a Stock in Lieu of Cash Award to an officer or key employee of the Company in lieu of a cash bonus that would otherwise be paid under a Company bonus plan. The Committee may also grant a Stock in Lieu of Cash Award to a director in connection with the payment of directors fees; provided that the annual Stock in Lieu of Cash Award to a non-employee director shall not exceed 2,000 shares per year.
      10.02     Share Calculation. The number of shares issued in connection with a Stock in Lieu of Cash Award shall be based upon the Fair Market Value of the Stock. The Committee may make such determination using the Fair Market Value of the Stock as of a specific day or the average Fair Market Value of the Stock over a number of days.
ARTICLE 11
Effect of Corporate Transactions.
      11.01     Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a) Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b) The Committee may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option, multiplied by the number of shares subject to such Award. In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.
      11.02     Change in Control. Notwithstanding any provision in the Plan to the contrary, unless the particular Award Agreement provides otherwise, the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control. Further, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under Section 11.01(b) above.

ARTICLE 12
Miscellaneous.
      12.01     Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the grant of a Stock Bonus, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
      12.02     No Employment or Retention Agreement Intended. Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.
      12.03     Non-transferability of Awards. Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.
      12.04     Investment Representation. Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each Grantee by accepting an Award represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.
      12.05     Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.
      12.06     Controlling Law. The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.
      12.07     Termination and Amendment of the Plan. The Plan will expire ten (10) after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.

THE OILGEAR COMPANY
ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MAY 9, 2006
2:00 P.M.
THE OILGEAR COMPANY
CORPORATE OFFICE
2300 SOUTH 51ST STREET
MILWAUKEE,WISCONSIN 53219
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THE OILGEAR COMPANY 2300 SOUTH 51ST STREET, MILWAUKEE, WI 53219	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2006.
     This proxy also provides voting instructions for shares held in the various plans of the Company as described in the Proxy Statement. If your name is not included in each plan or any other account in an identical manner, you may receive more than one set of proxy materials. Please sign and return all proxy cards you receive.
If no choice is specified, the proxy will be voted “for” all nominees listed in Proposal 1 and “for” the proposal listed in Proposal 2.
By signing the proxy, you revoke all prior proxies and appoint David A. Zuege and Thomas J. Price, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and any adjournments thereof.
(See reverse for voting instructions.)

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The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1.	Election of directors:	01 Hubert Bursch	☐	Vote FOR	☐	Vote WITHHELD
		02 Roger H. Schroeder 03 David A. Zuege		all nominees		from all nominees (except as marked)

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to adopt The Oilgear Company 2006 Equity Incentive Plan	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof, as described and set forth in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.
This proxy when properly executed will be voted in the manner directed. If no direction is given, this proxy will be voted “for” each nominee listed in Proposal 1 and “for” Proposal 2.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.